Exhibit 99.1

RYLAND COMPLETES OFFERING OF $250 MILLION OF
0.25% CONVERTIBLE SENIOR NOTES

WESTLAKE VILLAGE, Calif.—(May 20, 2013)— The Ryland Group, Inc. (NYSE: RYL) announced the completion of its offering and sale of $250 million aggregate principal amount of 0.25% Convertible Senior Notes due 2019. In addition, the underwriters have a 30-day option to purchase up to an additional $37.5 million aggregate principal amount of notes to cover over-allotments, if any.

The notes will be the Company’s general unsecured senior obligations. The notes will pay interest semi-annually on June 1 and December 1, beginning on December 1, 2013, at a rate of 0.25% per year, and will mature on June 1, 2019. The notes will be guaranteed by substantially all of the Company’s direct and indirect wholly owned homebuilding subsidiaries. The notes will initially be convertible into shares of common stock at a conversion rate of 13.3307 shares of the Company’s common stock per $1,000 principal amount of notes, corresponding to an initial conversion price of approximately $75.01 per share of common stock.

The Company intends to use the net proceeds from this offering for general corporate purposes, which may include land and other acquisitions to expand market opportunities.

Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Wells Fargo Securities, LLC and RBS Securities Inc. acted as the joint book-running managers and Deutsche Bank Securities Inc. and UBS Securities LLC acted as co-managers. The notes were issued pursuant to an effective shelf registration statement that was previously filed by the Company with the Securities and Exchange Commission and became effective immediately upon filing.

The offering was made by means of a prospectus supplement and accompanying prospectus. Copies of the prospectus supplement and accompanying prospectus may be obtained from Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, telephone at (800) 831-9146 or by e-email at BATProspectusdept@citi.com; J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by telephone at (866) 803-9204; Wells Fargo Securities, LLC, Attn: Equity Syndicate Department, 375 Park Avenue, New York, New York 10152, 800-326-5897, or email: cmclientsupport@wellsfargo.com; or RBS Securities Inc., 600 Washington Boulevard, Stamford CT 06091, or by calling toll-free at 1-866-884-2071. An electronic copy of the prospectus supplement and accompanying prospectus may also be obtained at no charge at the Securities and Exchange Commission’s website at www.sec.gov.

About The Ryland Group

Headquartered in Southern California, Ryland is one of the nation’s largest homebuilders and a leading mortgage-finance company. Since its founding in 1967, Ryland has built more than 300,000 homes and financed more than 250,000 mortgages. The Company currently operates in 14 states across the country and is listed on the New York Stock Exchange under the symbol “RYL.”

Safe Harbor Statement

Certain statements in this press release may be regarded as “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and may qualify for the safe harbor provided for in Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent Ryland’s expectations and beliefs concerning future events, and no assurance can be given that the future results described in this press release will be achieved. These forward-looking statements can generally be identified by the use of statements that include words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “foresee,” “goal,” “intend,” “likely,” “may,” “plan,” “project,” “should,” “target,” “will” or other similar words or phrases. All forward-looking statements contained herein are based upon information available to the Company on the date of this press release. Except as may be required under applicable law, the Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Ryland’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. The factors and assumptions upon which any forward-looking statements herein are based are subject to risks and uncertainties which include, among others, risks associated with the offering of the notes, including whether such offering of the notes will be successful and on what terms it may be completed, the risk factors set forth in the Company’s most recent Annual Report on Form 10-K and other factors over which the Company has little or no control.

The Ryland Group, Inc.
Gordon A. Milne
Executive Vice President, Chief Financial Officer
(805) 367-3720
gmilne@ryland.com